QuickLinks -- Click here to rapidly navigate through this document

Exhibit 8.1

[Burch, Porter & Johnson Letterhead]

December 2, 2003

SCB Computer Technology, Inc.
3800 Forest Hill-Irene Road, Suite 100
Memphis, TN 38125

Ladies and Gentlemen:

        This opinion is being delivered to you in connection with (i) the Agreement and Plan of Merger, dated as of October 24, 2003 (the "Agreement"), by and among CIBER, Inc., a Delaware corporation, Daphne Acquisition Corporation, a Tennessee corporation and a wholly owned subsidiary of Parent ("Merger Sub") and SCB Computer Technology, Inc., a Tennessee corporation (the "Target"), and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the "Registration Statement"). Pursuant to the Agreement, Merger Sub will merge with and into Target (the "Merger"), and Target will become a wholly owned subsidiary of Parent.

        Except as otherwise provided, capitalized terms used herein have the meaning ascribed to them in the Agreement.

        We have acted as legal counsel to Target in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

          1.     The Agreement;

          2.     The Registration Statement;

          3.     Such other instruments and documents related to the Merger and the parties to the Agreement as we have deemed necessary or appropriate.

        In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          A.    Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

          B.    The Merger will be consummated in accordance with the Agreement (without any waiver, breach or amendment of any of the provisions thereof) and will be effective under applicable state law.

        Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences," insofar as it constitutes statements of law or legal conclusions, is correct in all material respects. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth in the Registration Statement under the heading "Material United States Federal Income Tax Consequences."

        In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

          (1)   No opinion is expressed as to any transaction other than the Merger, as described in the Agreement, or as to any transaction whatsoever (including the Merger) if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof, or if any of the representations, warranties, statements and assumptions upon which we relied is not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          (2)   This opinion letter represents our best judgment regarding the application of federal income tax laws based on current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures as of the date hereof. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no obligation to advise you of any new developments or changes in the application or interpretation of the federal income tax laws occurring after the date hereof.

        This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the Merger, including any amendments to the Registration Statement. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.

        We are admitted to practice law in the State of Tennessee and do not purport to be experts on the laws of any state other than Tennessee. As specifically set forth herein, we express no opinion as to matters under or involving the laws of any jurisdiction other than the federal income tax laws of the United States of America.

Very truly yours,
Burch, Porter & Johnson, PLLC

QuickLinks

  Exhibit 8.1